UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2020
Discovery, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

8403 Colesville Road
Silver Spring, Maryland 20910
(Address of principal executive offices, including zip code)

240-662-2000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock	DISCA	Nasdaq
Series B Common Stock	DISCB	Nasdaq
Series C Common Stock	DISCK	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2020, Discovery Communications, LLC (“DCL”), a wholly owned subsidiary of Discovery, Inc. (“Discovery”), as borrower, certain wholly owned subsidiaries of DCL party thereto as designated borrowers, Discovery, as guarantor, the lenders party thereto and Bank of America, N.A., as administrative agent (in its capacity as administrative agent, the “Administrative Agent”), entered into Amendment No. 2 to the Amended and Restated Credit Agreement (“Amendment No. 2”), which amended that certain Amended and Restated Credit Agreement, dated as of February 4, 2016, among DCL, as borrower, Discovery, as guarantor, certain subsidiaries of DCL party thereto as designated borrowers, the lenders from time to time party thereto and the Administrative Agent, which was previously amended by Amendment No. 1 to the Amended and Restated Credit Agreement, dated as of August 11, 2017, among DCL, as borrower, Discovery, as guarantor, certain subsidiaries of DCL party thereto as designated borrowers, the lenders party thereto and the Administrative Agent (collectively, the “Existing Credit Agreement”).

Amendment No. 2 modifies certain terms of the Existing Credit Agreement, including the following:

•The financial covenants were modified to reset the Maximum Consolidated Leverage Ratio as set forth below:

Measurement Period Ending	Maximum Consolidated Leverage Ratio
March 31, 2020 and June 30, 2020	5.00:1.00
September 30, 2020 through March 31, 2021	5.50:1.00
June 30, 2021	5.00:1.00
September 30, 2021 and thereafter	4.50:1.00

•The restricted payments covenant was modified to add a limitation on restricted payments made in cash unless after giving pro forma effect thereto the consolidated leverage ratio is less than or equal to 4.50:1.00.
•The minimum LIBOR rate and the minimum base rate were each increased from 0% to 0.50% per annum.

In connection with the execution of Amendment No. 2, DCL paid customary arranger and lender consent fees and fees and expenses of Bank of America, N.A., in its capacity as administrative agent.

The foregoing description of Amendment No. 2 is qualified in its entirety by reference to the full and complete terms of Amendment No. 2 which is included as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference, and to the full and complete terms of the Existing Credit Agreement, which is included in the exhibits to Discovery’s Annual Report on Form 10-K filed on February 27, 2020.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is being filed pursuant to Item 601 of Regulation S-K and General Instruction B.2 to this Form 8-K:

4.1
Amendment No. 2 to the Amended and Restated Credit Agreement, dated as of April 30, 2020, among Discovery Communications, LLC ("DCL"), certain wholly-owned subsidiaries of DCL, Discovery, Inc., as Facility Guarantor, the lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent

101	Inline XBRL Instance Document - the instance document does not appear in the Interactive Date File because its XBRL tags are embedded within the Inline XBRL document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery, Inc.

Date: May 6, 2020	By:	/s/ Bruce Campbell
Bruce Campbell
Chief Development, Distribution & Legal Officer